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                                    EXHIBIT
                                  ITEM 23 (J)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Davis Variable Account Fund, Inc.

We consent to the use of our report dated June 23, 1999 incorporated by reference in this Registration Statement of Davis Variable Account Fund, Inc. and to the reference to our firm under the heading "Auditors" in the Statement of Additional Information.



                                                      /s/ KPMG, LLP
                                                      -------------
                                                      /s/ KPMG, LLP


Denver, Colorado
June 28, 1999